EXHIBIT 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-16739) of Oregon Steel Mills, Inc. of our report dated February 27, 1998 appearing on page 22 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 44 of this Form 10-K.




/s/PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Portland, Oregon
March 25, 1998